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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                   FORM 8-K




                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                        Date of Report: April 13, 2001
                       (Date of earliest event reported)


                               drkoop.com, Inc.
            (exact name of registrant as specified in its charter)

          Delaware                      000-26275                         95-4697615
(State or other jurisdiction        (Commission File No.)      (I.R.S. Employer Identification No.)
    of incorporation or
       organization)


                          225 Arizona Avenue, Suite 250
                            Santa Monica, CA 90401
         (Address of Principal executive offices, including zip code)



                                (310) 395-5700
             (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

     On April 16, 2001, drkoop.com, Inc. (the "Company"), and its wholly owned subsidiary Infusion Acquisition Sub, Inc. ("Acquisition Sub"), announced the acquisition of IVonyx Group Services, Inc. ("IVonyx") and IVonyx, Inc., a subsidiary of IVonyx ("IVonyx Sub," together with IVonyx, the "IVonyx Parties"). The acquisition is structured as a sale of assets of the IVonyx Parties (other than cash, cash equivalents, accounts receivable and certain other excluded assets) to Acquisition Sub. Under the terms of the transaction, Acquisition Sub will not assume any of the IVonyx Parties' pre-closing liabilities. The consideration to be paid to IVonyx consists of $3 million in cash and $4.1 million of the Company's common stock, subject to adjustment under certain circumstances. In addition, an earnout payment of $1 million will be due if IVonyx's net income for the first 12-month period following the closing exceeds $3 million.

     The Company will register the shares of its common stock it issues in connection with the acquisition with the Securities and Exchange Commission. The shares will be subject to a one-year lock-up agreement. The transaction is subject to customary closing conditions, including but not limited to, obtaining requisite approval of the stockholders of IVonyx and the Company, the Company's entering into a $7 million working capital credit facility, the Securities and Exchange Commission's declaring effective the above-referenced registration statement, and obtaining requisite third party and governmental consents. The Company intends to call a meeting of its stockholders to approve the issuance of the shares of its common stock to IVonyx in connection with the acquisition.

     The foregoing description of the asset purchase and related transactions does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the press release, dated April 16, 2001, which are attached hereto and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     10.1 Asset Purchase Agreement, by and among IVonyx Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and Infusion Acquisition Sub, Inc., dated as of April 13, 2001.

     99.1  Text of press release, dated April 16, 2001, of the Registrant.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                         drkoop.com, Inc.



Date:  April 16, 2001                    By  /s/  Richard R. Rosenblatt
                                             --------------------------------
                                             Name:    Richard R. Rosenblatt
                                             Title:   Chief Executive Officer



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                                 EXHIBIT INDEX

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
Exhibit No.                        Description
-----------                        -----------
10.1 Asset Purchase Agreement, by and among IVonyx Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and Infusion Acquisition Sub, Inc., dated as of April 13, 2001.

99.1           Text of press release, dated April 16, 2001, of the Registrant.
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